Exhibit 10.1

 FORBEARANCE AND FIFTH AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT

This FORBEARANCE AND FIFTH AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT (this “Agreement”), is made and entered into as of January 15, 2022, by and among ION GEOPHYSICAL CORPORATION, a Delaware corporation (“Geophysical”), ION EXPLORATION PRODUCTS (U.S.A.), INC., a Delaware corporation (“Exploration”), I/O MARINE SYSTEMS, INC., a Louisiana corporation (“Marine”), GX TECHNOLOGY CORPORATION, a Texas corporation (“GXT”), GX GEOSCIENCE CORPORATION, S. DE R.L. DE C.V., a Sociedad de Responsabilidad Limitada de Capital Variable organized under the laws of Mexico (“GX Geoscience” and, together with Geophysical, Exploration, Marine and GXT, collectively, the “Borrowers”, and each a “Borrower”), the financial institutions a party hereto as lenders (collectively, the “Lenders” and each individually a “Lender”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for Lenders (PNC, in such capacity, together with its successors and assignees in such capacity, the “Agent”).

BACKGROUND

A.    On August 22, 2014, Borrowers, Lenders, and Agent entered into that certain Revolving Credit and Security Agreement (as amended, restated, amended and restated, extended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”).

B.    Borrowers have informed Agent and the Lenders that an Event of Default has occurred under Section 10.11 of the Credit Agreement because the Borrowers’ failed to pay the scheduled interest payment due on December 15, 2021 under the New Second Priority Notes prior to the expiration of the 30-day grace period under the New Second Priority Notes Indenture (the “Specified Default”).

C.    Borrowers have requested that Agent and the Lenders (i) forbear from accelerating the Obligations and exercising remedies under the Credit Agreement with respect to the Specified Default and (ii) modify certain terms and conditions hereafter set forth, and subject to the terms and conditions hereof, the Agent and Lenders are willing to do so;

D.    Agent and the Lenders are willing to accommodate the Borrowers’ request subject to the terms and conditions herein. Accordingly, Agent, the Lenders and the Borrowers hereby agree as follows:

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Loan Parties, the Agent and the Lenders agree as follows:

1.    Definitions, Generally. Except as expressly set forth herein, all capitalized terms used and not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

2.	Acknowledgements by Borrowers.

(a)    Acknowledgment of Debt. As of the close of business on January 13, 2022, each Borrower is indebted, jointly and severally, to Lenders and Agent, without defense, deduction, setoff, claim or counterclaim, of any nature, under the Credit Agreement and the Other Documents in the aggregate principal amount of $19,350,000 in respect of the Advances, plus accrued and continually accruing interest, fees, costs and expenses;

(b)    Acknowledgment of Existing Defaults. As of the date hereof: (i) the Specified Default exists and is continuing under the Credit Agreement and Other Documents; (ii) the grace period applicable to the cure of such Specified Default has expired; (iii) the Specified Default is continuing without timely cure by the Borrowers; and (iv) neither the Agent nor any Lender has waived in any respect any or all of such Specified Default or their rights and remedies with respect thereto;

(c)    Acknowledgment that Liabilities Continue in Full Force and Effect.  That the Obligations and all other respective liabilities and obligations of the Borrowers under the Other Documents shall, except as expressly modified herein during the Forbearance Period (as defined below), remain in full force and effect, and shall not be released, impaired, diminished or in any other way modified or amended as a result of the execution and delivery of this Agreement or by the agreements and undertakings of the parties contained herein; and

(d)    Acknowledgment of Perfection of Security Interest. As of the date hereof, the security interests and Liens granted to the Agent, for its benefit and the benefit of the Secured Parties, under the Credit Agreement and the Other Documents securing the Obligations are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the Other Documents.

3.	Forbearance by Agent and Lenders.

(a)    Forbearance Period. At the request of Borrowers, the Agent and Lenders agree to forbear from accelerating the Obligations and from commencing and/or prosecuting the exercise of any rights and remedies, whether at law, in equity, by agreement or otherwise, available to the Agent and Lenders as a result of the Specified Default, from the date hereof until the earliest to occur of the following times: (i) February 15, 2022; (ii) the time at which (x) any representation or warranty made by a Borrower under this Agreement shall prove to have been materially incorrect (without duplication of any materiality qualifiers therein) when made or deemed made or (y) any Borrower fails to comply in any respect with its covenants set forth in this Agreement; or (iii) the occurrence of any other Event of Default under the Credit Agreement or any Other Document (other than the continuation of the Specified Default) (the period beginning on the date hereof and terminating on the earliest of such dates being hereinafter referred to as the “Forbearance Period”). As partial consideration for the Agent and Lenders agreeing to the forbearance in this Section 3(a), and as a condition precedent to the effectiveness of the forbearance referenced above, Borrowers shall repay the outstanding principal amount of the Obligations, in immediately available funds, in the amount of $2,500,000 (“Forbearance Paydown”).

(b)    No Advances. As of the date of this Agreement, Lenders shall have no obligation to make Advances.

(c)    Termination of Forbearance Period. Upon the termination of the Forbearance Period, all forbearances, deferrals and indulgences granted by the Agent and Lenders in Section 3(a) above shall automatically terminate, and the Agent and Lenders shall thereupon have, and shall be entitled to exercise, any and all rights and remedies that the Agent and/or Lenders may have upon the occurrence of an Event of Default, including, without limitation, the Specified Default.

(d)    Preservation of Rights. By agreeing to temporarily forbear from the exercise of rights and remedies under the terms of this Agreement, Agent and Lenders do not waive the Specified Default or any other Event of Default that may be outstanding on the date hereof or any Event of Default that may occur after the date hereof (whether the same as, or similar to, the Specified Default or otherwise). The Specified Default and any other Events of Default which may be continuing on the date hereof or any Events of Default which may occur after the date hereof (whether the same as, or similar to, the Specified Default or otherwise) are hereby preserved. The granting of the forbearance hereunder shall not be deemed a waiver of any options, rights and remedies of Agent and/or Lenders and shall not constitute a course of conduct or dealing on behalf of Agent or Lenders. Subject to the terms of this Agreement, Agent and Lenders specifically reserve all options, rights and remedies available to it and them under the Credit Agreement, the Other Documents, Applicable Law or otherwise.

4.    Amendments to Credit Agreement.

(a)    The following defined term in the Credit Agreement is hereby amended and restated in its entirety as follows:

“Cash Dominion Trigger Event” shall mean (a) the occurrence and continuance of an Event of Default or (b) Liquidity is less than $5,000,000 for five (5) consecutive Business Days; provided that a Cash Dominion Trigger Event shall cease to exist, with respect to clause (a) above, upon the waiver in writing of the applicable Event of Default, and with respect to clause (b) above, when Borrowers have Excess Availability, for sixty (60) consecutive days, exceeding $15,000,000.

“Covenant Testing Trigger Event” shall mean (a) the occurrence and continuance of an Event of Default or (b) Liquidity is less than $5,000,000 for five (5) consecutive Business Days; provided that a Covenant Testing Trigger Event shall cease to exist, with respect to clause (a) above, upon the waiver of the applicable Event of Default, and with respect to clause (b) above, when Borrowers have Excess Availability, for sixty (60) consecutive days, exceeding $15,000,000.

“Liquidity” shall mean, as of any date, the sum of (a) Excess Availability as of such date, plus (b) the aggregate amount of unrestricted cash held by the Loan Parties and their domestic Subsidiaries in Depository Accounts established at Agent or a Control Account Bank.

“Maximum Revolving Advance Amount” shall mean $16,850,000.

(b)    Clause (vii) of Section 2.1(a) of the Credit Agreement shall be amended and restated in its entirety as follows:

(vii)         [reserved];

(c)    The Revolving Commitment Amount of $50,000,000 set forth below PNC’s signature on the signature page attached to the Credit Agreement is hereby deleted and replaced with $16,850,000.

5.    Removal of LIBOR Option; Conversion to Domestic Rate Loan. Notwithstanding anything to the contrary in Section 2.2(b) of the Credit Agreement, from and after the date of this Agreement no Borrower may request and Agent shall not permit any Revolving Advances to be designated as LIBOR Rate Loans. On the last Business Day of the current Interest Period for all outstanding LIBOR Rate Loans, all outstanding LIBOR Rate Loans shall be converted to Domestic Rate Loans. Agent agrees that Borrowers shall not be liable for any breakage fees or other costs related to the conversion of the outstanding LIBOR Rate Loans to Domestic Rate Loans in accordance with this Section 5.

6.    Accommodation Fee. Without limitation of the foregoing and in consideration of the agreements set forth herein, the Borrowers hereby agree to pay to Agent in immediately available funds an accommodation fee in the aggregate amount of $168,500 (the “Accommodation Fee”), which Accommodation Fee is (i) immediately due and payable, (ii) non-refundable when paid, and (iii) fully-earned as of the date of this Agreement.

7.    Conditions to Effectiveness of this Agreement. Notwithstanding any other provision of this Agreement and without affecting in any manner the rights of the Agent and Lenders hereunder, it is understood and agreed that this Agreement shall become effective, and the Borrowers shall have rights under this Agreement, upon the receipt by the Agent of each of the following:

(a)    Executed counterparts of this Agreement from Borrowers and the Lender;

(b)    Receipt of the Forbearance Paydown;

(c)    Receipt of the Accommodation Fee;

(d)    Executed counterparts of any other documents the Agent shall reasonable request; and

(e)    Payment of all reasonable out-of-pocket costs and expenses of the Agent and Lenders in connection with the Borrowers and its Affiliates through the date of this Agreement, including, without limitation, in connection with the negotiation, preparation, execution and delivery of this Agreement, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel and other outside advisors for the Agent and Lenders; and

(f)    An executed forbearance agreement from holders of more than 75% of the New Second Priority Notes (the “Directing Noteholders”) under the New Second Priority Indenture, which shall be in form and substance reasonably acceptable to Agent, and which shall include (i) consent from the Directing Noteholders to the granting of the Liens set forth in Sections 8(a)-(c) of this Agreement, and (ii) in accordance with Section 2.3 of the New Second Priority Intercreditor Agreement, an agreement by Borrowers cause their applicable Subsidiaries to grant to the New Second Priority Indenture Trustee the same Liens set forth in Sections 8(a)-(c) of this Agreement.

8.    Post-Closing Conditions.

(a)    Borrowers shall use commercially reasonable best efforts to promptly cause GX Technology Sismica do Brasil Ltda., a Sociedade limitada organized under the laws of Brazil (“GX Sismica”) and, to (i) become a Guarantor, (ii) execute a Guaranty and a Guaranty Security Agreement granting to Agent for its benefit and the ratable benefit of each Lender a security interest in and to and Lien on all of GX Sismica’s assets, including, without limitation, all accounts receivable, all interests in the Multi-Client Data Library, all interests in GX Technology Processamento De Dados, Ltda., a Sociedade limitada organized under the laws of Brazil (“GX Processamento”), and all cash and non-cash proceeds thereof, including insurance proceeds.

(b)    Borrowers shall use commercially reasonable best efforts to promptly cause ION International S.a.r.l., a Société à responsabilité limitée organized under the laws of Luxembourg (“ION Luxembourg”) to (i) execute a security agreement in form and substance acceptable to Agent granting to Agent a Lien on all of ION Luxembourg’s assets, including, without limitation, all accounts receivable, instruments, or other right to payment owed to ION Luxembourg from GX Sismica and GX Processamento, respectively, and all cash and non-cash proceeds thereof, including insurance proceeds, or (ii) if requested by Agent, execute a Guaranty and a Guaranty Security Agreement granting to Agent for its benefit and the ratable benefit of each Lender a security interest in and to and Lien on all of ION Luxembourg’s assets, including without limitation, all accounts receivable, instruments, or other right to payment owed to ION Luxembourg from GX Sismica and GX Processamento (if any), respectively, and all cash and non-cash proceeds thereof, including insurance proceeds.

(c)    Borrowers shall use commercially reasonable best efforts to promptly cause ION International Holdings, L.P., a limited partnership organized under the laws of Bermuda (“ION Bermuda”) to (i) execute a security agreement in form and substance acceptable to Agent granting to Agent a Lien on all of ION Bermuda’s assets, including, without limitation, all accounts receivable, instruments, or other right to payment owed to ION Bermuda from ION Luxembourg and all cash and non-cash proceeds thereof, including insurance proceeds, and, notwithstanding anything to the contrary in the Credit Agreement, all of the Equity Interests of ION Luxembourg and GX Sismica issued to ION Bermuda, or (ii) if requested by Agent, execute a Guaranty and a Guaranty Security Agreement granting to Agent for its benefit and the ratable benefit of each Lender a security interest in and to and Lien on all of ION Bermuda’s assets, including, without limitation, all accounts receivable, instruments, or other right to payment owed to ION Bermuda from ION Luxembourg and all cash and non-cash proceeds thereof, including insurance proceeds, and, notwithstanding anything to the contrary in the Credit Agreement, all of the Equity Interests of ION Luxembourg and GX Sismica issued to ION Bermuda.

(d)    During the Forbearance Period, Borrowers shall continue to provide Agent with weekly financial reporting consistent with existing practice and as otherwise reasonably requested by Agent.

9.    Representations and Warranties. To induce the Agent and Lenders to enter into this Agreement, each Borrower represents and warrants to the Agent and Lenders that:

(a)    Each Borrower and each Subsidiary (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted and is qualified to do business in, and (iii) is in good standing in, every jurisdiction where such qualification is required, except where such failure in each case could not reasonably be expected to result in a Material Adverse Effect;

(b)    The execution, delivery and performance of this Agreement by such Borrower are within such Borrower’s organizational powers and have been duly authorized by all necessary organizational action and, if required, actions by equity holders;

(c)    The execution, delivery and performance of this Agreement by such Borrower (i) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Body, except (x) such as have been obtained or made and are in full force and effect, (y) filings necessary to perfect Liens created pursuant to the Other Documents and release existing liens, and (z) consents, approvals, registrations, filings or actions the failure of which to obtain or make could not reasonably be expected to result in a Material Adverse Effect, (ii) does not violate any Applicable Law except as could not reasonably be expected to result in a Material Adverse Effect, (iii) does not violate or result in a default under any Material Contract, or give rise to a right thereunder to require any payment to be made by any Borrower or any Subsidiary, and (iv) does not result in the creation or imposition of any Lien on any asset of any Borrower or any Subsidiary, except Liens created pursuant to the Other Documents or otherwise permitted thereunder;

(d)    This Agreement has been duly executed and delivered by such Borrower and constitutes a legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms; and

(e)    After giving effect to this Agreement and any changes in facts and circumstances that are not prohibited by the terms of the Credit Agreement, the representations and warranties contained in the Credit Agreement and the Other Documents are true and correct in all material respects (without duplication of any materiality qualifier therein) as of the date hereof (except to the extent any such representations and warranties specifically relate to a specific date, in which case such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier therein) on and as of such other specific date.

10.    Effect of Agreement. The forbearance set forth above shall be effective solely with respect to the Specified Default, and the agreements set forth above shall be effective solely with respect to the matters expressly set forth above, and shall not, by implication or otherwise, limit, impair, waive or otherwise affect the obligations of the Borrowers under the Credit Agreement or any Other Document.

Except as expressly set forth herein, this Agreement shall not, by implication or otherwise, limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of Agent or any Lender under the Credit Agreement or any Other Document, and, except as expressly set forth herein, this Agreement shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any Other Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrowers to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any Other Document in similar or different circumstances.

Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the Other Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrowers to the Agent and Lenders. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent or Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement and the Agent and Lenders require strict compliance with all of the terms and conditions of the Credit Agreement and each of the Other Documents in the future. It is expressly stated that the parties are not entering into a mutual disregard of the terms and provisions of any Other Document. This Agreement shall constitute an Other Document for all purposes of the Credit Agreement.

Except as expressly provided above, nothing contained in this Agreement or any other communication between Agent and/or Lenders and any Borrower shall be a waiver of any past, present or future violation, Default or Event of Default of any Borrower under the Credit Agreement or any Other Document. Similarly, each Agent and Lender hereby expressly reserves any rights, privileges and remedies under the Credit Agreement and each Other Document that such Agent or Lender may have with respect to each violation, Default or Event of Default, and any failure by any Agent or Lender to exercise any right, privilege or remedy as a result of the violation set forth above shall not directly or indirectly in any way whatsoever either (i) impair, prejudice or otherwise adversely affect the rights of Agent or Lenders, except as set forth herein, at any time to exercise any right, privilege or remedy in connection with the Credit Agreement or any Other Document, (ii) amend or alter any provision of the Credit Agreement or any Other Document or any other contract or instrument, or (iii) constitute any course of conduct, course of dealing or other basis for altering any obligation of any Borrower or any rights, privilege or remedy of Agent or Lenders under the Credit Agreement or any Other Document or any other contract or instrument. Nothing in this Agreement shall be construed to be a consent by Agent or Lenders to any prior, existing or future violations of the Credit Agreement or any Other Document or to any other transaction involving any Borrower.

11.    Ratification; Reaffirmation. Each of the Borrowers hereby restate, ratify and reaffirm each and every term, covenant and condition set forth in the Credit Agreement and the Other Documents effective as of the date hereof. Each of the Borrowers acknowledges and reaffirms that (i) all Liens granted to the Agent and Lenders under the Credit Agreement or any Other Documents remain in full force and effect and shall continue to secure the Obligations and (ii) the validity, perfection or priority of the Liens will not be impaired by this Agreement.

12.    Miscellaneous.

(a)    Governing Law; Waivers; Etc. After the date hereof, any reference to the “Credit Agreement” or the “Agreement” in the Credit Agreement or to the “Credit Agreement” in any Other Document, shall mean the Credit Agreement as modified hereby. This Agreement shall be subject to the provisions regarding interpretation, governing law, waiver of jury trial and special damages, jurisdiction and venue applicable to the Credit Agreement.

(b)    No Novation. Nothing in this Agreement shall be construed to constitute a novation of the Obligations or any other indebtedness arising under the Other Documents, related to the Obligations, or to release, satisfy, discharge or otherwise affect or impair in any manner whatsoever (i) the validity or enforceability of the Obligations or any other indebtedness arising under the Credit Agreement or any Other Document; (ii) the charges, liens, pledges, security interests, assignments and conveyances effected by the Credit Agreement and any other agreement securing the Obligations or any other obligations arising under the Credit Agreement or any Other Document, or the priority thereof; (iii) the liability of any Loan Party under the Credit Agreement and all Other Documents or any other Person that may now or hereafter be liable under the Credit Agreement and the Other Documents or any agreement securing the same; and (iv) any other security or instrument now or hereafter held by the Agent or any Lender as security for or as evidence of any of the above described indebtedness. Without limiting the foregoing, the Agent and each Lender hereby reserves any and all rights and remedies available to Agent and/or Lenders at law, in equity, by agreement (including under the Credit Agreement and all Other Documents), or otherwise.

(c)    Release. Each Borrower hereby acknowledges that it has no defense, counterclaim, offset, cross‑complaint, claim or demand of any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of its liability to repay any loans or extensions of credit from Agent and Lenders to such Borrower under the Credit Agreement or the Other Documents or to seek affirmative relief or damages of any kind or nature from Lenders and the Agent. Each Borrower hereby voluntarily and knowingly releases and forever discharges Lenders, the Agent, their predecessors, agents, employees, officers, directors, partners, servents representatives, attorneys, consultants, advisors, affiliates, successors and assigns (collectively, the “Released Parties”), from all possible claims, suits, debts, liens, losses, demands, actions, causes of action, rights, damages, costs, expenses, and liabilities of any kind, known or unknown, anticipated or unanticipated, suspected or unsuspected, fixed, contingent, or conditional, at law or in equity, originating in whole or in part on or before the effectiveness of this Agreement, which such Borrower may now or hereafter have against the Released Parties, if any, and irrespective of whether any such claims arise out of contract, tort, violation of law or regulations, or otherwise, and arising out of, relating to, or in connection with the Borrowers, Affiliates of the Borrowers, the lending relationship among the Secured Parties and Loan Parties, any action or inaction by any Secured Party, the Obligations, the Credit Agreement or the Other Documents to which such Person is a party, including, without limitation, any contracting for, charging, taking, reserving, collecting or receiving interest in excess of the highest lawful rate applicable, the exercise of any rights and remedies under the Credit Agreement or Other Documents, and negotiation for and execution of this Agreement (the “Released Claims”). Each Borrower hereby covenants and agrees never to institute any action or suit at law or in equity, nor institute, prosecute, or in any way aid in the institution or prosecution of, any claim, action or cause of action, rights to recover debts or demands of any nature against any of the released parties arising out of or related to a released party's actions, omissions, statements, requests or demands in administering, enforcing, monitoring, collecting or attempting to collect, the obligations, indebtedness and other obligations of an obligor to a released party. Each Borrower agrees to indemnify and hold Agent and each Lender harmless from any and all matters released pursuant to this paragraph. Each Borrower acknowledges that the agreements in this paragraph are intended to be in full satisfaction of all or any alleged injuries or damages to such Released Party arising in connection with such matters released pursuant to the other provisions of this paragraph. Each Borrower represents and warrants to Agent and Lenders that it has not purported to transfer, assign or otherwise convey any right, title or interest of a Borrower in any Released Claim to any other Person and that the foregoing constitutes a full and complete release of each Borrower’s claims with respect to all such matters. The provisions of this Section 12(c) and the representations, warranties, releases, waivers, acquittances, discharges, covenants, agreements and indemnifications contained herein (a) constitute a material consideration for and inducement to Agent and Lenders entering into this Agreement, (b) do not constitute an admission of or basis for establishing any duty, obligation or liability of Agent or a Lender to a Borrower or any other Person, (c) do not constitute an admission of or basis for establishing any liability, wrongdoing, or violation of any obligation, duty or agreement of Agent or a Lender to a Borrower or any other Person, and (d) shall not be used as evidence against Agent or a Lender by a Borrower, any successor of a Borrower, or any other Person for any purpose.

(d)    Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile, PDF or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile or electronic mail shall, if requested by the other party, also deliver an original executed counterpart of this Agreement, but the failure to do so shall not affect the validity, enforceability or binding effect of this Agreement.

(e)    Binding Nature; Third Parties. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and permitted assigns. No rights or claims are intended to be created hereunder for the benefit of any purported third-party beneficiary hereof.

(f)    Advice of Counsel. The parties hereto acknowledge that each has consulted with independent legal counsel concerning this Agreement and have knowingly and voluntarily entered into this Agreement and accepted the terms and conditions hereof.

(g)    Entire Understanding. This Agreement sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

[Signature Pages Follow]

PNC BANK, NATIONAL ASSOCIATION, as Agent and Lender

By : /s/ Kayl Reuter
Name: Kayla Reuter
Title: Vice President

BORROWERS:

ION GEOPHYSICAL CORPORATION

By: /s/ Michael Morrison
Name: Michael Morrison
Title: EVP & CFO

GX TECHNOLOGY CORPORATION

By: /s/ Michael Morrison
Name: Michael Morrison
Title: EVP & CFO

ION EXPLORATION PRODUCTS (U.S.A.), INC.

By: /s/ Michael Morrison
Name: Michael Morrison
Title: Vice President

I/O MARINE SYSTEMS, INC.

By: /s/ Michael Morrison
Name: Michael Morrison
Title: Vice President

GX GEOSCIENCE Corporation, S. DE R.L. DE C.V.

By: /s/ Michael Morrison
Name: Michael Morrison
Title: Vice President & Attorney-in-Fact